EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-114239),

(2)	Registration Statement (Form S-3 No. 333-114168),

(3)	Registration Statement (Form S-3 No. 333-112080),

(4)	Registration Statement (Form S-3 No. 333-109589),

(5)	Registration Statement (Form S-3 No. 333-109408),

(6)	Registration Statement (Form S-3 No. 333-87394),

(7)	Registration Statement (Form S-3 No. 333-62890), and

(8)	Registration Statement (Form S-3 No. 333-39171) of Solexa, Inc. (formerly Lynx Therapeutics, Inc.)

(9)	Registration Statement (Form S-8 No. 333-106196),

(10)	Registration Statement (Form S-8 No. 333-100793),

(11)	Registration Statement (Form S-8 No. 333-63804),

(12)	Registration Statement (Form S-8 No. 333-59157),

(13)	Registration Statement (Form S-8 No. 333-39480),

(14)	Registration Statement (Form S-8 No. 333-21997),

(15)	Registration Statement (Form S-8 No. 33-86634) and

(16)	Registration Statement (Form S-8 No. 33-94872) pertaining to the 1992 Stock Option Plan of Solexa, Inc. and

(17)	Registration Statement (Form S-8 No. 333-59163) pertaining to the 1998 Employee Stock Purchase Plan of Solexa, Inc.

of our report dated May 13, 2005 with respect to the financial statements of Solexa Limited included in Solexa Inc.’s Amendment No.1 to its Current Report on Form 8-K/A dated May 20, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cambridge, England
May 19, 2005